UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2026

CYBERLOQ TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-56264	26-2118480
(Commission File Number)	(IRS Employer Identification No.)

4837 Swift Road Suite 210-1, Sarasota, FL	34231
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (612) 961-4536

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CLOQ	OTCQB

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2026, CyberloQ Technologies, Inc., a Nevada corporation (the “Company”) entered into an agreement with Relevate AI (“Relevate”) to integrate the features of CyberloQ® and its multi-factor security protocol into Relevate’s Platform as an authentication option. Relevate shall pay CyberloQ a monthly license fee of $750 per month plus a 10% commission per user. Relevate’s pricing is $50 per user per month, per user for Relevate’s platform, which would result in a $5 commission for any closed sales opportunities initiated through CyberloQ. In addition, Relevate shall receive a 10% commission on any sales opportunities CyberloQ closes with customers for opportunities initiated through Relevate. The term of the agreement is for twelve months, after which the parties will review the arrangement and decide whether to continue the agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERLOQ TECHNOLOGIES, INC. (Registrant)

	By:	/s/ Christopher Jackson
Christopher Jackson, President

Date: February 26, 2026